EXHIBIT 5.1
Opinion of Counsel

Lansing 313 S. Washington Square Lansing MI 48933 Detroit 333 W. Fort Street – Suite 1400 Detroit MI 48226	Southfield 28411 Northwestern Highway, Suite 500 Southfield MI 48034 Holland 151 Central Avenue - Suite 260 Holland MI 49423	Grand Rapids 1700 E. Beltline NE - Suite 200 Grand Rapids MI 49525

Walter S. Foster
     1878-1961
Richard B. Foster
     1908-1996
Theodore W. Swift
     1928-2000
John L. Collins
     1926-2001
Webb A. Smith
     1938-2025

Charles A. Janssen
Charles E. Barbieri
Scott L. Mandel
Michael D. Sanders
Brent A. Titus
Brian G. Goodenough
Matt G. Hrebec
Deanna Swisher	Thomas R. Meagher
Douglas A. Mielock
Scott A. Chernich
Paul J. Millenbach
Dirk H. Beckwith
Brian J. Renaud
Lynwood P. VandenBosch
Lawrence Korolewicz
James B. Doezema
Anne M. Seurynck
Michael D. Homier
Scott H. Hogan
Benjamin J. Price
Michael R. Blum
Jonathan J. David
Andrew C. Vredenburg
Julie I. Fershtman
Todd W. Hoppe
Jennifer B. Van Regenmorter	Thomas R. TerMaat
Frederick D. Dilley
David R. Russell
Joel C. Farrar
Laura J. Genovich
Karl W. Butterer, Jr.
Mindi M. Johnson
Ray H. Littleton, II
Anna K. Gibson
Nicholas M. Oertel
Alicia W. Birach
Adam A. Fadly
Ryan E. Lamb
Clifford L. Hammond
Matthew S. Fedor
Andrea Badalucco
Stefania Gismondi
Leslie A. Abdoo
Julie L. Hamlet	Michael C. Zahrt
Mark T. Koerner
Warren H. Krueger, III
Taylor A. Gast
Thomas K. Dillon
Robert A. Hamor
Jacquelyn A. Dupler
Dora A. Brantley
James F. Anderton, V
Sara L. Cunningham
Michael A. Cassar
Alexander S. Rusek
Amanda J. Dernovshek
Brandon M. H. Schumacher
Bryan Cermak
Kevin J. Roragen
Allison M. Collins
Steven J. Tjapkes
Erica E.L. Huddas	Jennifer L. Montasir
Mikhail Murshak
Courtney G. Agrusa
Benjamin M. Williams
Rachael Kuilema Klein
Michael R. Kluck
Gabrielle C. Lawrence
Kelly Reed Lucas
Paula K. Manis
Michael G. Oliva
Jeffrey S. Theuer
Lino A. Taormina
Jeffrey G. Schultz
Amanda S. Marinkovski
Alaina M. Nelson
Thomas W. Huyck
Xavier E. Prather
Anthony M. Dalimonte
Nicholas J. Stock, II	Keith T. Brown
Mallory E. Reader
Dina D. Kashat
Danielle N. Herrman
Lindsey M. Mead
Destiny R. Hughes
Samantha L. Diamond
McKenna S. Rivers
Melanie A. Assad
Matthew C. Murray
Mackenzie M. Almassian
Patrick E. Quinn
James A. Ryan
Charles R. Sarchet
Rachel A. Conner
Olivia K. Reid
Allison N. Shudark
Badri Yono, Jr.
Lisa V. Gallagher

Writer's Direct Phone:	517.371.8100	Fax:	517.371.8200	Reply To:	Lansing

February 26, 2026
Isabella Bank Corporation
401 North Main Street
Mt. Pleasant, MI 48858
Dear Ladies and Gentlemen:
RE:    Registration Statement on Form S-8
We have acted as Michigan counsel to Isabella Bank Corporation, a Michigan corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of 200,000 shares (the “Shares”) of the Company’s common stock, no par value, issuable under the Isabella Bank Corporation 2025 Employee Stock Purchase Plan (the “Plan”).

This opinion letter is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Registration S-K.

Isabella Bank Corporation
February 26, 2026

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set for the herein, including, among other things, (i) the Company’s Articles of Incorporation, as amended through the date hereof, (ii) the Company’s Second Amended and Restated Bylaws, as amended through the date hereof, (iii) the Plan, and (iv) resolutions of the Company’s Board of Directors.

For purposes of the opinions expressed below, we have assumed (i) the Plan will be submitted to the Company shareholders for approval at the next meeting of the Company shareholders and the Company shareholders shall approve the Plan by the requisite vote at that meeting, all in accordance with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended; (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals thereof, (iv) the accuracy, completeness and authenticity of all corporate records and other information made available to us by the Company, (v) the legal capacity of all natural persons, (vi) the genuineness of all signatures not witnessed by us and (vii) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company to the extent expressly set forth in our opinion below).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates and other comparable documents of officers and representatives of the Company, upon statements made to us in discussions with management and upon certificates of public officials. We have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion of any laws other than those of the State of Michigan.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof and appropriate to render the opinions set forth below, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Foster Swift Collins & Smith PC